Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 110 to the Registration Statement on Form N-1A of Variable Insurance Products Fund IV: VIP Technology Portfolio and VIP Energy Portfolio and VIP Health Care Portfolio and VIP Utilities Portfolio and VIP Financial Services Portfolio and VIP Industrials Portfolio and VIP Consumer Discretionary Portfolio and VIP Real Estate Portfolio and VIP Materials Portfolio and VIP Telecommunications Protfolio of our reports dated February 16, 2017; and VIP Consumer Staples Portfolio of our report dated February 17, 2017, relating to the financial statements and financial highlights included in the December 31, 2016 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts April 11, 2017